EXHIBIT 99.1










                     AMERICAN RIVER BANKSHARES 401(K) PLAN

                            SUMMARY PLAN DESCRIPTION









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                               TABLE OF CONTENTS

                           INTRODUCTION TO YOUR PLAN


What kind of Plan is this?.....................................................1

What information does this Summary provide?....................................1

                                   ARTICLE I
                           PARTICIPATION IN THE PLAN

How do I participate in the Plan?..............................................2

What happens if I'm a Participant, terminate employment and then I'm rehired?..3

                                   ARTICLE II
                             EMPLOYEE CONTRIBUTIONS

What are salary deferrals and how do I contribute them to the Plan?............3

What are rollover contributions?...............................................4

                                  ARTICLE III
                             EMPLOYER CONTRIBUTIONS

What is the safe harbor contribution?..........................................4

What is the Employer matching contribution and how is it allocated?............5

What is the Employer profit sharing contribution and how is it allocated?......5

What are forfeitures and how are they allocated?...............................5


                                   ARTICLE IV
                        COMPENSATION AND ACCOUNT BALANCE


What compensation is used to determine my Plan benefits?.......................6

Is there a limit on the amount of compensation which can be considered?........7

Is there a limit on how much can be contributed to my account each year?.......7

How is the money in the Plan invested?.........................................7

Will Plan expenses be deducted from my account balance?........................8


                                   ARTICLE V
                                    VESTING

What is my vested interest in my account?......................................8

How is my service determined for vesting purposes?.............................9

What service is counted for vesting purposes?..................................9

What happens to my non-vested account balance if I'm rehired?.................10

What happens if the Plan becomes a "top-heavy plan"?..........................10

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                                   ARTICLE VI
                       DISTRIBUTIONS PRIOR TO TERMINATION

Can I withdraw money from my account while working?...........................10

Can I withdraw money from my account in the event of financial hardship?......11

                                  ARTICLE VII
           BENEFITS AND DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

When can I get money out of the Plan?.........................................12

What happens if I terminate employment before death, disability or retirement?...................................................................12

What happens if I terminate employment at Normal Retirement Date?.............13

What happens if I terminate employment due to disability?.....................13

How will my benefits be paid to me?...........................................13

                                  ARTICLE VIII
                     BENEFITS AND DISTRIBUTIONS UPON DEATH

What happens if I die while working for the Employer?.........................13

Who is the beneficiary of my death benefit?...................................14

How will the death benefit be paid to my beneficiary?.........................14

When must the last payment be made to my beneficiary?.........................14

What happens if I'm a Participant, terminate employment and die before receiving all my benefits?................................................... 15

                                   ARTICLE IX
                         TAX TREATMENT OF DISTRIBUTIONS

What are my tax consequences when I receive a distribution from the Plan?.....15

Can I elect a rollover to reduce or defer tax on my distribution?.............15

                                   ARTICLE X
                                     LOANS

Is it possible to borrow money from the Plan? ................................15

What are the loan rules and requirements?.....................................16

                                   ARTICLE XI
                    PROTECTED BENEFITS AND CLAIMS PROCEDURES

Are my benefits protected?....................................................17

Are there any exceptions to the general rule?.................................17

Can the Plan be amended?......................................................17

What happens if the Plan is discontinued or terminated?.......................17

How do I submit a claim for Plan benefits?....................................17

What if my benefits are denied?...............................................17

What is the Claims Review Procedure?..........................................18

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What are my rights as a Plan Participant?.....................................20

What can I do if I have questions or my rights are violated?..................20


                                  ARTICLE XII
                       GENERAL INFORMATION ABOUT THE PLAN

Plan Name ....................................................................21

Plan Number...................................................................21

Plan Effective Dates..........................................................21

Other Plan Information........................................................21

Employer Information..........................................................21

Plan Administrator Information................................................21

Plan Trustee Information and Plan Funding Medium..............................22


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                      AMERICAN RIVER BANKSHARES 401(K) PLAN

                            SUMMARY PLAN DESCRIPTION

                            INTRODUCTION TO YOUR PLAN


What kind of Plan is this?

American River Bankshares 401(k) Plan (the "Plan") has been adopted to provide you with the opportunity to save for retirement on a tax-advantage basis. This Plan is a type of qualified retirement plan commonly referred to as a 401(k) Plan. As a Participant under the Plan, you may elect to contribute a portion of your compensation to the Plan. In addition, your Employer may make contributions to the Plan on your behalf.

Types of Contributions. The following types of contributions may be made under this Plan:

         o        employee salary deferrals

         o        employee rollover contributions

         o        employer safe harbor contributions

         o        employer matching contributions

         o        employer profit sharing contributions

What information does this Summary provide?

This Summary Plan Description ("SPD") contains information regarding when you may become eligible to participate in the Plan, your Plan benefits, your distribution options, and many other features of the Plan. You should take the time to read this SPD to get a better understanding of your rights and obligations in the Plan.

In this summary, your Employer has addressed the most common questions you may have regarding the Plan. If this SPD does not answer all of your questions, please contact the Administrator or other plan representative. The Administrator is responsible for responding to questions and making determinations related to the administration, interpretation, and application of the Plan. The name and address of the Administrator can be found at the end of this SPD in the Article entitled "General Information About the Plan."

This SPD describes the Plan's benefits and obligations as contained in the legal Plan document, which governs the operation of the Plan. The Plan document is written in much more technical and precise language and is designed to comply with applicable legal requirements. If the non-technical language in this SPD and the technical, legal language of the Plan document conflict, the Plan document always governs. If you wish to receive a copy of the legal Plan document, please contact the Administrator.


The Plan and your rights under the Plan are subject to federal laws, such as the Employee Retirement Income Security Act (ERISA) and the Internal Revenue Code, as well as some state laws. The provisions of the Plan are subject to revision due to a change in laws or due to pronouncements by the Internal Revenue Service
(IRS) or Department of Labor (DOL). Your Employer may also amend or terminate this Plan. If the provisions of the Plan that are described in this SPD change, your Employer will notify you.

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                                   ARTICLE I
                           PARTICIPATION IN THE PLAN

How do I participate in the Plan?

Provided you are not an Excluded Employee, you may begin participating under the Plan once you have satisfied the eligibility requirements and reached your "Entry Date." The following describes the eligibility requirements and Entry Dates that apply. You should contact the Administrator if you have questions about the timing of your Plan participation.

Salary Deferrals and Safe Harbor Contributions

         Excluded Employees. If you are a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan for purposes of salary deferrals and safe harbor contributions. The Excluded Employees are:

         o union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

         o certain nonresident aliens who have no earned income from sources within the United States

         o        leased employees

         Eligibility Conditions. You will be eligible to participate for purposes of salary deferrals and safe harbor contributions on your date of hire. However, you will actually enter the Plan once you reach the Entry Date as described below.

         Entry Date. For purposes of salary deferrals, your Entry Date will be semi-monthly.

Matching Contributions

         Excluded Employees. If you re a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan for purposes of matching contributions. The Excluded Employees are:

         o union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

         o certain nonresident aliens who have no earned income from sources within the United States

         o        leased employees

         Eligibility Conditions. You will be eligible to participate for purposes of matching contributions on your date of hire. However, you will actually enter the Plan once you reach the Entry Date as described below.

         Entry Date. For purposes of matching contributions, your Entry Date will be semi-monthly.

Profit Sharing Contributions

         Excluded Employees. If you are a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan for purposes of profit sharing contributions. The Excluded Employees are:

         o union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

         o certain nonresident aliens who have no earned income from sources within the United States

         o        leased employees

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         Eligibility Conditions. You will be eligible to participate for purposes of profit sharing contributions on your date of hire. However, you will actually enter the Plan once you reach the Entry Date as described below.

         Entry Date. For purposes of profit sharing contributions, your Entry Date will be semi-monthly.

What happens if I'm a Participant, terminate employment and then I'm rehired?

If you are no longer a Participant because you terminated employment, and you are rehired, then you will be able to participate in the Plan on your date of rehire provided you are otherwise eligible to participate in the Plan.

                                   ARTICLE II
                             EMPLOYEE CONTRIBUTIONS

What are salary deferrals and how do I contribute them to the Plan?

Salary Deferrals. As a Participant under the Plan, you may elect to reduce your compensation by a specific percentage or dollar amount and have that amount contributed to the Plan on a pre-tax basis as a salary deferral. Your taxable income is reduced by the deferral contribution so you pay less in federal income taxes (however, the amount you defer is still counted as compensation for purposes of Social Security taxes). Later, when the Plan distributes the deferrals and earnings, you will pay the taxes on those deferrals and the earnings. Therefore, federal income taxes on the deferral contributions and on the earnings are only postponed. Eventually, you will have to pay taxes on these amounts.

Deferral procedure. The amount you elect to defer will be deducted from your pay in accordance with a procedure established by the Administrator. The procedure allows you to enter into a salary deferral agreement after you satisfy the Plan's eligibility requirements. You may elect to defer a portion of your salary as of your Entry Date. Such election will become effective as soon as administratively feasible after it is received by the Administrator. Your election will remain in effect until you modify or terminate it.

Deferral modifications. You are permitted to revoke your salary deferral election any time during the Plan Year. You may make any other modification on the first day of any payroll period or in accordance with any other procedure that your Employer provides. Any modification will become effective as soon as administratively feasible after received by the Administrator.

Deferral Limit. As a Participant, you may elect to defer a percentage of your compensation each year instead of receiving that amount in cash. Your total deferrals in any taxable year may not exceed a dollar limit which is set by law. The limit for 2008 is $15,500. After 2008, the dollar limit may increase for cost-of-living adjustments. See the paragraph below called "Annual dollar limit." The Administrator will notify you of the maximum percentage you may defer.

Catch-up contributions. Effective January 1, 2002, if you are age 50 or over (or will attain age 50 before the end of a calendar year), then you may elect to defer additional amounts (called "catch-up contributions") to the Plan as of the January 1st of that year. The additional amounts may be deferred regardless of any other limitations on the amount that you may defer to the Plan. The maximum "catch-up contribution" that you can make in 2008 is $5,000. After 2008, the maximum may increase for cost-of-living adjustments.

Annual dollar limit. You should also be aware that each separately stated annual dollar limit on the amount you may defer (the annual deferral limit and the "catch-up contribution" limit) is a separate aggregate limit that applies to all such similar salary deferral amounts and "catch-up contributions" you may make under this Plan and any other cash or deferred arrangements (including tax-sheltered 403(b) annuity contracts, simplified employee pensions or other 401(k) plans) in which you may be participating. Generally, if an annual dollar limit is exceeded, then the excess must be returned to you in order to avoid adverse tax consequences. For this reason, it is desirable to request in writing that any such excess salary deferral amounts and "catch-up contributions" be returned to you.

If you are in more than one plan, you must decide which plan or arrangement you would like to return the excess. If you decide that the excess should be distributed from this Plan, you must communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. However, if the entire dollar limit is exceeded in this Plan or any other plan your Employer maintains, then you will be deemed to have notified the Administrator of the excess. The Administrator will then return the excess deferral and any earnings to you by April 15th.

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Allocation of deferrals. The Administrator will allocate the amount you elect to defer to an account maintained on your behalf. You will always be 100% vested in this account (see the Article in this SPD entitled "Vesting"). This means that you will always be entitled to all amounts that you defer. This money will, however, be affected by any investment gains or losses. If there is an investment gain, then the balance in your account will increase. If there is an investment loss, then the balance in your account will decrease.

Distribution of deferrals. The rules regarding distributions of amounts attributable to your salary deferrals are explained later in this SPD. However, if you are a highly compensated employee (generally more than 5% owners or individuals receiving wages in excess of certain amounts established by law), a distribution of certain amounts attributable to your salary deferrals may have to be returned to you if certain nondiscrimination requirements are not met. The Administrator will notify you when a distribution is required.

What are rollover contributions?

Rollover contributions. At the discretion of the Administrator, once you become a Participant (for so long as you remain employed), or if you are an eligible employee still within the waiting period , you may be permitted to deposit into the Plan distributions you have received from other plans and certain IRAs. Such a deposit is called a "rollover" and may result in tax savings to you. You may ask the administrator or trustee of the other plan or IRA to directly transfer (a "direct rollover") to this Plan all or a portion of any amount that you are entitled to receive as a distribution from such plan. Alternatively, if you received a distribution from a prior plan, you may elect to deposit any amount eligible to be rolled over within 60 days of your receipt of the distribution. You should consult qualified counsel to determine if a rollover is permitted and in your best interest.

Rollover account. Your rollover will be accounted for in a "rollover account." You will always be 100% vested in your "rollover account" (see the Article in this SPD entitled "Vesting"). This means that you will always be entitled to all amounts in your rollover account. Rollover contributions will be affected by any investment gains or losses.

Withdrawal of rollover contributions. You may withdraw the amounts in your "rollover account" at any time.

                                  ARTICLE III
                             EMPLOYER CONTRIBUTIONS

In addition to any deferrals you elect to make, your Employer may make additional contributions to the Plan on your behalf. This Article describes Employer contributions that may be made to the Plan and how your share of the contributions is determined.

What is the safe harbor contribution?

Safe harbor 401(k) plan. Effective January 1, 2008, this Plan is referred to as a "safe harbor 401(k) plan." If your Employer elects to satisfy the safe harbor rules, then before the beginning of each Plan Year, you will be provided with a comprehensive notice of your rights and obligations under the Plan. However, if you become eligible to participate in the Plan after the beginning of the Plan Year, then the notice will be provided to you on or before the date you are eligible. A safe harbor 401(k) plan is a plan design where your Employer commits to making one of the safe harbor contributions described below. This commitment to make contributions enables your Employer to simplify the administration of the Plan by ensuring that nondiscrimination regulations are met, which is why it is called a "safe harbor" plan. If your Employer elects to satisfy the safe harbor rules, the notice that you will receive will indicate which one of the safe harbor contributions described below will be made to satisfy the safe harbor rules.

Safe Harbor Basic Matching Contribution. In order to maintain safe harbor status, your Employer may make a basic safe harbor matching contribution equal to 100% of your salary deferrals (including catch-up contributions) that do not exceed 3% of your compensation plus 50% of your salary deferrals between 3% and 5% of your compensation. If your Employer decides to make this contribution, then you will receive a notice informing you of this decision and the amount of the contribution. This basic safe harbor matching contribution is 100% vested when made by your Employer (see the Article in this SPD entitled "Vesting").

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For purposes of calculating the basic safe harbor matching contribution, your compensation and deferrals will be determined on a payroll period basis.


Safe Harbor Enhanced Matching Contribution. In order to maintain safe harbor status, your Employer may make an enhanced safe harbor matching contribution equal to 100% of your salary deferrals (including catch-up contributions) that do not exceed 4% of your compensation. If your Employer decides to make this contribution, then you will receive a notice informing you of this decision and the amount of the contribution. This enhanced safe harbor matching contribution is 100% vested when made by your Employer (see the Article in this SPD entitled "Vesting").

For purposes of calculating the enhanced safe harbor matching contribution, your compensation and deferrals will be determined on an annual basis. For example, if you defer 6% of compensation for six months and then change your deferral to 0% for the remaining six months of the year, then you will have deferred 3% for the purposes of determining your matching contribution.

Safe Harbor Nonelective Contribution. In order to maintain safe harbor status, your Employer may make a contribution equal to at least 3% of your compensation. If your Employer decides to make this contribution, then you will receive a notice informing you of this decision and the amount of the contribution. This contribution is 100% vested (see the Article in this SPD entitled "Vesting").

What is the Employer matching contribution and how is it allocated?

Matching Contribution. Your Employer may make a discretionary matching contribution equal to a uniform percentage of your salary deferrals. Each year, your Employer will determine the amount of the discretionary percentage.

Limit on matching percentage. In applying this matching percentage, however, salary deferrals for each year that exceed 6% of your compensation for such period will not be considered. For example, if you defer 6% of compensation for six months and then change your deferral to 0% for the remaining six months of the year, then you will have deferred 3% of compensation for the purposes of determining your matching contribution.

Limit on matching contribution. Regardless of the preceding, your matching contribution in any Plan Year will not exceed 4% of your compensation.

Allocation conditions. You will always share in the matching contribution regardless of the amount of service you complete during the Plan Year.

However, the allocation conditions described above will not apply in any Plan Year when the Plan is intended to be an ACP safe harbor plan. For any such year, the amount of matching contributions will be restricted to an amount that does not require any nondiscrimination testing, and will be made to all Participants eligible to make elective deferral contributions.

What is the Employer profit sharing contribution and how is it allocated?

Profit sharing contribution. Each year, your Employer may make a discretionary profit sharing contribution to your account.

Allocation conditions. You will always share in the profit sharing contribution regardless of the amount of service you complete during the Plan Year.

What are forfeitures and how are they allocated?

Definition of forfeitures. In order to reward employees who remain employed with the Employer for a long period of time, the law permits a "vesting schedule" to be applied to certain contributions that your Employer makes to the Plan. This means that you will not be entitled ("vested") in all of the contributions until you have been employed with the Employer for a specified period of time (see the Article entitled "Vesting"). If a Participant terminates employment before being fully vested, then the non-vested portion of the terminated Participant's account balance remains in the Plan and is called a forfeiture. Forfeitures may be used by the Plan for several purposes.

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Allocation of forfeitures. Forfeitures will be allocated as follows:

         o Forfeitures may first be used to pay any administrative expenses.

         o Any remaining forfeitures attributable to amounts other than Employer matching contributions will be allocated to Participants in the same proportion that the compensation for each Participant bears to the total compensation of all Participants.

         o Any remaining forfeitures attributable to matching contributions will be allocated to Participants in the same proportion that the compensation for each Participant bears to the total compensation of all Participants.

                                   ARTICLE IV
                        COMPENSATION AND ACCOUNT BALANCE

What compensation is used to determine my Plan benefits?

Definition of compensation. For the purposes of the Plan, compensation has a special meaning. Compensation is generally defined as your total compensation that is subject to income tax withholding and paid to you by your Employer during the Plan Year. Amounts paid to you after you terminate employment are generally not treated as compensation (except as may be provided below, and then only if paid by the earlier of 2 1/2 months following termination, or if later, the end of the plan year of termination). If you are a self-employed individual, your compensation will be equal to your earned income. The following describes the adjustments to compensation that may apply for the different types of contributions provided under the Plan.

Salary Deferrals

Adjustments to compensation. The following adjustments to compensation will be made for purposes of salary deferrals:

         o salary deferrals to this Plan and to any other plan or arrangement (such as a cafeteria plan) will be included

         o compensation paid after you terminate employment for services performed during your regular working hours, or for services outside your regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been made to you had you continued employment will be included

         o compensation paid for unused accrued bona fide sick, vacation or other leave, if such amounts would have been included in compensation if paid prior to your termination of employment and you would have been able to use the leave if employment had continued will be included. In addition, compensation will also include nonqualified unfunded deferred compensation if the payment is includible in gross income and would have been paid to you had you continued employment

Matching Contributions

Adjustments to compensation. The following adjustments to compensation will be made for purposes of matching contributions:

         o salary deferrals to this Plan and to any other plan or arrangement (such as a cafeteria plan) will be included

         o compensation paid after you terminate employment for services performed during your regular working hours, or for services outside your regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been made to you had you continued employment will be included

         o compensation paid for unused accrued bona fide sick, vacation or other leave, if such amounts would have been included in compensation if paid prior to your termination of employment and you would have been able to use the leave if employment had continued will be included. In addition, compensation will also include nonqualified unfunded deferred compensation if the payment is includible in gross income and would have been paid to you had you continued employment

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Profit Sharing Contributions

Adjustments to compensation. The following adjustments to compensation will be made for purposes of profit sharing contributions:

         o salary deferrals to this Plan and to any other plan or arrangement (such as a cafeteria plan) will be included

         o compensation paid after you terminate employment for services performed during your regular working hours, or for services outside your regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been made to you had you continued employment will be included

         o compensation paid for unused accrued bona fide sick, vacation or other leave, if such amounts would have been included in compensation if paid prior to your termination of employment and you would have been able to use the leave if employment had continued will be included. In addition, compensation will also include nonqualified unfunded deferred compensation if the payment is includible in gross income and would have been paid to you had you continued employment

Safe Harbor Contributions

Adjustments to compensation. The following adjustments to compensation will be made for purposes of safe harbor contributions:

         o salary deferrals to this Plan and to any other plan or arrangement (such as a cafeteria plan) will be included

         o compensation paid after you terminate employment for services performed during your regular working hours, or for services outside your regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been made to you had you continued employment will be included

         o compensation paid for unused accrued bona fide sick, vacation or other leave, if such amounts would have been included in compensation if paid prior to your termination of employment and you would have been able to use the leave if employment had continued will be included. In addition, compensation will also include nonqualified unfunded deferred compensation if the payment is includible in gross income and would have been paid to you had you continued employment

Is there a limit on the amount of compensation which can be considered?

The Plan, by law, cannot recognize annual compensation in excess of a certain dollar limit. The limit for the Plan Year beginning in 2008 is $230,000. After 2008, the dollar limit may increase for cost-of-living adjustments.

Is there a limit on how much can be contributed to my account each year?

Generally, the law imposes a maximum limit on the amount of contributions (excluding catch-up contributions) that may be made to your account and any other amounts allocated to any of your accounts during the Plan Year, excluding earnings. Beginning in 2008, this total cannot exceed the lesser of $46,000 or 100% of your annual compensation. After 2008, the dollar limit may increase for cost-of-living adjustments.

How is the money in the Plan invested?

The Trustee of the Plan has been designated to hold the assets of the Plan for the benefit of Plan Participants and their beneficiaries in accordance with the terms of this Plan. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which Plan benefits will be distributed.

Participant directed investments. You will be able to direct the investment of your entire interest in the Plan. The Administrator will provide you with information on the investment choices available to you, the procedures for making investment elections, the frequency with which you can change your investment choices and other important information. You need to follow the procedures for making investment elections and you should carefully review the information provided to you before you give investment directions. If you do not direct the investment of your applicable Plan accounts, then your accounts will be invested in accordance with the default investment alternatives established under the Plan.

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The Plan is intended to comply with Section 404(c) of ERISA (the Employee
Retirement Income Security Act). If the Plan complies with this Section, then the fiduciaries of the Plan, including your Employer, the Trustee and the Administrator, will be relieved of any legal liability for any losses which are the direct and necessary result of the investment directions that you give.

Earnings or losses. When you direct investments, your accounts are segregated for purposes of determining the earnings or losses on these investments. Your account does not share in the investment performance of other Participants who have directed their own investments. You should remember that the amount of your benefits under the Plan will depend in part upon your choice of investments. Gains as well as losses can occur and your Employer, the Administrator, and the Trustee will not provide investment advice or guarantee the performance of any investment you choose.

Will Plan expenses be deducted from my account balance?

Expenses allocated to all accounts. The Plan permits the payment of Plan expenses to be made from the Plan's assets. If expenses are paid using the Plan's assets, then the expenses will generally be allocated among the accounts of all Participants in the Plan. These expenses will be allocated either proportionately based on the value of the account balances or as an equal dollar amount based on the number of Participants in the Plan. The method of allocating the expenses depends on the nature of the expense itself. For example, certain administrative (or recordkeeping) expenses would typically be allocated proportionately to each Participant. If the Plan pays $1,000 in expenses and there are 100 Participants, your account balance would be charged $10 ($1,000/100) of the expense.

Expenses allocated to individual accounts. There are certain other expenses that may be paid just from your account. These are expenses that are specifically incurred by, or attributable to, you. For example, if you are married and get divorced, the Plan may incur additional expenses if a court mandates that a portion of your account be paid to your ex-spouse. These additional expenses may be paid directly from your account (and not the accounts of other Participants) because they are directly attributable to you under the Plan. The Administrator will inform you when there will be a charge (or charges) directly to your account.

Your Employer may, from time to time, change the manner in which expenses are allocated.

                                   ARTICLE V
                                    VESTING

What is my vested interest in my account?

In order to reward employees who remain employed with the Employer for a long period of time, the law permits a "vesting schedule" to be applied to certain contributions that your Employer makes to the Plan. This means that you will not be entitled ("vested") in all of the contributions until you have been employed with the Employer for a specified period of time.

100% vested contributions. You are always 100% vested (which means that you are entitled to all of the amounts) in your accounts attributable to the following contributions:

         o        salary deferrals including catch-up contributions

         o        rollover contributions

         o        safe harbor contributions

Vesting schedules. Your "vested percentage" for certain Employer contributions is based on vesting Years of Service. This means at the time you stop working for a reason other than your death, disability, or retirement, your account balance attributable to contributions subject to a vesting schedule is multiplied by your vested percentage. The result, when added to the amounts that are always 100% vested as shown above, is your vested interest in the Plan, which is what you will actually receive from the Plan. You will always, however, be 100% vested if you are employed on or after your Normal Retirement Age, or if you die or become disabled while employed by your Employer.

Your "vested percentage" in your account attributable to profit sharing contributions is determined under the following schedule.


                                Vesting Schedule
                          Profit Sharing Contributions

                      Years of Service          Percentage
                             1                      20%
                             2                      40%
                             3                      60%
                             4                      80%
                             5                     100%

Your "vested percentage" in your account attributable to matching contributions is determined under the following schedule.


                                Vesting Schedule
                             Matching Contributions

                      Years of Service          Percentage

                             1                      20%
                             2                      40%
                             3                      60%
                             4                      80%
                             5                     100%

How is my service determined for vesting purposes?

Year of Service. To earn a Year of Service, you must be credited with at least 1,000 Hours of Service during a Plan Year. The Plan contains specific rules for crediting Hours of Service for vesting purposes. The Administrator will track your service and will credit you with a Year of Service for each Plan Year in which you are credited with the required Hours of Service, in accordance with the terms of the Plan. If you have any questions regarding your vesting service, you should contact the Administrator.

Hour of Service. You will be credited with your actual Hours of Service for:

         (a) each hour for which you are directly or indirectly compensated by the Employer for the performance of duties during the Plan Year;

         (b) each hour for which you are directly or indirectly compensated by the Employer for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty or leave of absence during the Plan Year); and

         (c) each hour for back pay awarded or agreed to by the Employer.

         You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

What service is counted for vesting purposes?

Service with the Employer. In calculating your vested percentage, all service you perform for the Employer will generally be counted. However, there are some exceptions to this general rule.

         Break in Service rules. If you terminate employment and are rehired, you may lose credit for prior service under the Plan's Break in Service rules.

         For vesting purposes, you will have a Break in Service if you complete less than 501 Hours of Service during the computation period used to determine whether you have a Year of Service. However, if you are absent from work for certain leaves of absence such as a maternity or paternity leave, you may be credited with enough Hours of Service to prevent a Break in Service.

         Five-year Break in Service rule. The five-year Break in Service rule applies only to Participants who had no vested interest in the Plan when employment had terminated. If you were not vested in any amounts when you terminated employment and you have five 1-Year Breaks in Service (as defined above), all the service you earned before the 5-year period no longer counts for vesting purposes. Thus, if you return to employment after incurring five 1-Year Breaks in Service, you will be treated as a new employee (with no service) for purposes of determining your vested percentage under the Plan.

Military Service. If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. If you may be affected by this law, ask the Administrator for further details.

What happens to my non-vested account balance if I'm rehired?

If you have no vested interest in the Plan when you leave, your account balance will be forfeited. However, if you are rehired before incurring five 1-Year Breaks in Service, your account balance as of your termination date will be restored, unadjusted for any gains or losses.

If you are partially vested in your account balance when you leave, the non-vested portion of your account balance will be forfeited on the earlier of the date:

         (a) of the distribution of your vested account balance, or

         (b) when you incur five consecutive 1-year Breaks in Service.

If you received a distribution of your vested account balance and are rehired, you may have the right to repay this distribution. If you repay the entire amount of the distribution, your Employer will restore your account balance with your forfeited amount. You must repay this distribution within five years from your date of reemployment, or, if earlier, before you incur five 1-Year Breaks in Service. If you were 100% vested when you left, you do not have the opportunity to repay your distribution.

What happens if the Plan becomes a "top-heavy plan"?

Top-heavy plan. A retirement plan that primarily benefits "key employees" is called a "top-heavy plan." Key employees are certain owners or officers of your Employer. A plan is generally a "top-heavy plan" when more than 60% of the plan assets are attributable to key employees. Each year, the Administrator is responsible for determining whether the Plan is a "top-heavy plan."

Top-heavy rules. If the Plan becomes top-heavy in any Plan Year, then non-key employees may be entitled to certain "topheavy minimum benefits," and other special rules will apply. These top-heavy rules include the following:

         o Your Employer may be required to make a contribution on your behalf in order to provide you with at least "topheavy minimum benefits."

         o If you are a Participant in more than one Plan, you may not be entitled to "top-heavy minimum benefits" under both Plans.

                            ARTICLE VI DISTRIBUTIONS
                              PRIOR TO TERMINATION

Can I withdraw money from my account while working?

In-service distributions. You may be entitled to receive an in-service distribution. However, this distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement. This distribution is made at your election and will be made in accordance with the forms of distributions available under the Plan.

Conditions. Generally you may receive a distribution from the Plan prior to your termination of employment provided you satisfy any of the following conditions:

         o        you have attained age 59 1/2

Also, the law restricts any in-service distributions from certain accounts which are maintained for you under the Plan before you reach age 59 1/2. These accounts are the ones set up to receive your salary deferral contributions and other Employer contributions which are used to satisfy special rules for 401(k) plans (such as safe harbor contributions). Ask the Administrator if you need more details.

Limitations. The following limitations apply to in-service distributions:


         o In-service distributions can only be made from accounts which are 100% vested

         o        rollover accounts

Can I withdraw money from my account in the event of financial hardship?

Hardship distributions. You may withdraw money for financial hardship if you satisfy certain conditions. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement.

Qualifying expenses. A hardship distribution may be made to satisfy certain immediate and heavy financial needs that you have. A hardship distribution may only be made for payment of the following:


         o Expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you, your spouse, your dependent or your beneficiary or necessary for you, your spouse, your dependent or your beneficiary to obtain medical care.

         o Costs directly related to the purchase of your principal residence (excluding mortgage payments).

         o Tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for yourself, your spouse, your dependent or your beneficiary.

         o Amounts necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence.

         o Payments for burial or funeral expenses for your deceased parent, spouse, children, other dependents or beneficiaries.

         o Expenses for the repair of damage to your principal residence that would qualify for the casualty deduction under the Internal Revenue Code.

Your beneficiary is someone you designate under the Plan to receive your death benefit who is not otherwise your spouse or dependent.

Conditions. If you have any of the above expenses, a hardship distribution can only be made if you certify and agree that all of the following conditions are satisfied:

         (a) The distribution is not in excess of the amount of your immediate and heavy financial need. The amount of your immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

         (b) You have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans that your Employer maintains; and

         (c) That your salary deferrals will be suspended for at least six (6) months after your receipt of the hardship distribution.

Limitations. The following limitations apply to hardship distributions:

         o You must be employed with the Employer at the time of the hardship distribution

Account restrictions. You may request a hardship distribution only from the vested portion of the following accounts:

         o        salary deferral accounts

         o        account(s) attributable to Employer matching contributions

         o        rollover accounts

In addition, there are restrictions placed on hardship distributions which are made from certain accounts. These accounts are the ones set up to receive your salary deferral contributions and other Employer contributions which are used to satisfy special rules that apply to 401(k) plans (such as safe harbor contributions). Generally, the only amounts that can be distributed to you on account of a hardship from these accounts are your salary deferrals. The earnings on your salary deferrals and special Employer contributions may not be distributed to you on account of a hardship. Ask the Administrator if you need further details.

In the event you receive a hardship distribution, you will not be allowed to make salary deferrals for a period of six (6) months after you receive the distribution.

                                  ARTICLE VII
           BENEFITS AND DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

When can I get money out of the Plan?

This Plan is designed to provide you with retirement benefits. However, distributions are permitted if you die or become disabled. In addition, certain payments are permitted when you terminate employment for any other reason. The rules under which you can receive a distribution are described in this Article. The rules regarding the payment of death benefits to your beneficiary are described in the Article entitled "Benefits and Distributions Upon Death."

You may receive a distribution of the vested portion of some or all of your accounts in the Plan for the following reasons:

         o termination of employment for reasons other than death, disability or retirement

         o        normal retirement

         o        disability

You may also receive distributions while you are still employed with the Employer. (See the Article entitled "Distributions Prior to Termination" for a further explanation.)

What happens if I terminate employment before death, disability or retirement?

If your employment terminates for reasons other than death, disability or normal retirement, you will be entitled to receive only the "vested percentage" of your account balance.

You may elect to have your vested account balance distributed to you as soon as administratively feasible following your termination of employment. (See the question entitled "How will my benefits be paid to me?" for additional information.)

Amounts in your rollover account will not be considered as part of your benefit in determining whether the $5,000 threshold for timing of payments described above has been exceeded.

What happens if I terminate employment at Normal Retirement Date?

Normal Retirement Date. You will attain your Normal Retirement Age when you reach your 65th birthday, or your 5th anniversary of joining the Plan, if later. Your Normal Retirement Date is the first day of the month coinciding with or next following your Normal Retirement Age.

Payment of benefits. You will become 100% vested in all of your accounts under the Plan if you retire on or after your Normal Retirement Age. However, the actual payment of benefits generally will not begin until you have terminated employment and reached your Normal Retirement Date. In such event, a distribution will be made, at your election, as soon as administratively feasible. If you remain employed past your Normal Retirement Date, you may generally defer the receipt of benefits until you actually terminate employment. In such event, benefit payments will begin as soon as feasible at your request, but not later than age 70 1/2. (See the question entitled "How will my benefits be paid to me?" for an explanation of how these benefits will be paid.)

What happens if I terminate employment due to disability?

Definition of disability. Under the Plan, disability is defined as a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders you incapable of continuing any gainful occupation and which constitutes total disability under the federal Social Security Act.

Payment of benefits. If you become disabled while a Participant, you will become 100% vested in all of your accounts under the Plan. Payment of your disability benefits will be made to you as if you had retired. However, if the value of your account balance does not exceed $1,000, then a distribution of your account balance will be made to you, regardless of whether you consent to receive it. (See the question entitled "How will my benefits be paid to me?" for an explanation of how these benefits will be paid.)

How will my benefits be paid to me?

Forms of distribution. If your vested account balance does not exceed $5,000, then your vested account balance may only be distributed to you in a single lump-sum payment. In determining whether your vested account balance exceeds the $5,000 dollar threshold, "rollovers" (and any earnings allocable to "rollover" contributions) will not be taken into account. In addition, if your vested account balance exceeds $1,000, you must consent to any distribution before it may be made. If your vested account balance exceeds $5,000, you may elect to receive a distribution of your vested account balance in:

         o        a single lump-sum payment

         o        partial withdrawals of at least $1,000

Delaying distributions. You may delay the distribution of your vested account balance unless a distribution is required to be made, as explained earlier, because your vested account balance does not exceed $1,000. However, if you elect to delay the distribution of your vested account balance, there are rules that require that certain minimum distributions be made from the Plan. If you are a 5% owner, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a 5% owner, distributions are required to begin not later than the April 1st following the later of the end of the year in which you reach age 70 1/2 or retire. You should see the Administrator if you think you may be affected by these rules.

Medium of payment. Benefits under the Plan will generally be paid to you in cash.

                                  ARTICLE VIII
                     BENEFITS AND DISTRIBUTIONS UPON DEATH

What happens if I die while working for the Employer?

If you die while still employed by the Employer, then 100% of your account balance will be used to provide your beneficiary with a death benefit.

Who is the beneficiary of my death benefit?

Married Participant. If you are married at the time of your death, your spouse will be the beneficiary of the entire death benefit unless an election is made to change the beneficiary. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

If you are married and you change your designation, then your spouse must again consent to the change. In addition, you may elect a beneficiary other than your spouse without your spouse's consent if your spouse cannot be located.

Unmarried Participant. If you are not married, you may designate a beneficiary on a form to be supplied to you by the Administrator.

No beneficiary designation. At the time of your death, if you have not designated a beneficiary or your beneficiary is also not alive, the death benefit will be paid in the following order of priority to:

         (a)      your surviving spouse

         (b) your children, including adopted children in equal shares (and if a child is not living, that child's share will be distributed to that child's heirs)

         (c)      your surviving parents, in equal shares

         (d)      your estate

How will the death benefit be paid to my beneficiary?

Form of distribution. If the death benefit payable to a beneficiary does not exceed $5,000, then the benefit may only be paid as a lump sum. If the death benefit exceeds $5,000, your beneficiary may elect to have the death benefit paid in:

         o        a single lump-sum payment

         o        partial withdrawals of at least $1,000

When must the last payment be made to my beneficiary?

The law generally restricts the ability of a retirement plan to be used as a method of retaining money for purposes of your death estate. Thus, there are rules that are designed to ensure that death benefits are distributable to beneficiaries within certain time periods.

Regardless of the method of distribution selected, if your designated beneficiary is a person (rather than your estate or some trusts) then minimum distributions of your death benefit will begin by the end of the year following the year of your death ("1-year rule") and must be paid over a period not extending beyond your beneficiary's life expectancy. If your spouse is the beneficiary, then under the "1-year rule," the start of payments will be delayed until the year in which you would have attained age 70 1/2 unless your spouse elects to begin distributions over his or her life expectancy before then. However, instead of the "1-year rule" your beneficiary may elect to have the entire death benefit paid by the end of the fifth year following the year of your death (the "5-year rule"). Generally, if your beneficiary is not a person, your entire death benefit must be paid under the "5-year rule."

Since your spouse has certain rights to the death benefit, you should immediately report any change in your marital status to the Administrator.

What happens if I'm a Participant, terminate employment and die before receiving all my benefits?

If you terminate employment with the Employer and subsequently die, your beneficiary will be entitled to your remaining interest in the Plan at the time of your death. The provision in the Plan providing for full vesting of your benefit upon death does not apply if you die after terminating employment.

                                   ARTICLE IX
                         TAX TREATMENT OF DISTRIBUTIONS

What are my tax consequences when I receive a distribution from the Plan?

Generally, you must include any Plan distribution in your taxable income in the year in which you receive the distribution. The tax treatment may also depend on your age when you receive the distribution. Certain distributions made to you when you are under age 59 1/2 could be subject to an additional 10% tax.

Can I elect a rollover to reduce or defer tax on my distribution?

Rollover or Direct Transfer. You may reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:


         (a) 60-day rollover. The rollover of all or a portion of the distribution to an Individual Retirement Account or Annuity
                  (IRA) or another employer retirement plan willing to accept the rollover. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution (such as a hardship distribution) may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to roll over all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

         (b) Direct rollover. For most distributions, you may request that a direct transfer (sometimes referred to as a direct rollover) of all or a portion of a distribution be made to either an Individual Retirement Account or Annuity (IRA) or another employer retirement plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes.

Tax Notice. WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

                                   ARTICLE X
                                     LOANS

Is it possible to borrow money from the Plan?

Yes, you may request a Participant loan from all your accounts using an application form provided by the Administrator. Your ability to obtain a Participant loan depends on several factors. The Administrator will determine whether you satisfy these factors.

What are the loan rules and requirements?

There are various rules and requirements that apply to any loan, which are outlined in this question. In addition, your Employer has established a written loan program which explains these requirements in more detail. You can request a copy of the loan program from the Administrator. Generally, the rules for loans include the following:

         o Loans are available to Participants on a reasonably equivalent basis. Loans will be made to Participants who are creditworthy. The Administrator may request that you provide additional information, such as financial statements, tax returns and credit reports to make this determination.

         o All loans must be adequately secured. You must sign a promissory note along with a loan pledge. Generally, you must use your vested interest in the Plan as security for the loan, provided the outstanding balance of all your loans does not exceed 50% of your vested interest in the Plan. In certain cases, the Administrator may require you to provide additional collateral to receive a loan.

         o You will be charged a reasonable rate of interest for any loan received from the Plan. The Administrator will determine a reasonable rate of interest by reviewing the interest rates charged for similar types of loans by other lenders.

         o If approved, your loan will provide for level amortization with payments to be made not less frequently than quarterly. Generally, the term of your loan may not exceed five (5) years. However, if the loan is for the purchase of your principal residence, the Administrator may permit a longer repayment term. Generally, the Administrator will require that you repay your loan by agreeing to payroll deduction. If you have an unpaid leave of absence or go on military leave while you have an outstanding loan, please contact the Administrator to find out your repayment options.

         o All loans will be considered a directed investment of your account under the Plan. All payments of principal and interest by you on a loan will be credited to your account.

         o The amount the Plan may loan to you is limited by rules under the Internal Revenue Code. Any new loans, when added to the outstanding balance of all other loans from the Plan, will be limited to the lesser of:

                  (a) $50,000 reduced by the excess, if any, of your highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date of the new loan over your current outstanding balance of loans as of the date of the new loan; or

                  (b) 1/2 of your vested interest in the Plan.

         o        No loan in an amount less than $1,000 will be made.

         o The maximum number of Plan loans that you may have outstanding at any one time is one.

         o If you fail to make payments when they are due under the terms of the loan, you will be considered to be "in default." The Administrator will consider your loan to be in default if any scheduled loan repayment is not made by the end of the calendar quarter following the calendar quarter in which the missed payment was due. The Plan would then have authority to take all reasonable actions to collect the balance owed on the loan. This could include filing a lawsuit or foreclosing on the security for the loan. Under certain circumstances, a loan that is in default may be considered a distribution from the Plan and could be considered taxable income to you. In any event, your failure to repay a loan will reduce the benefit you would otherwise be entitled to from the Plan.

The Administrator may periodically revise the Plan's loan policy. If you have any questions on Participant loans or the current loan policy, please contact the Administrator.

                                   ARTICLE XI
                    PROTECTED BENEFITS AND CLAIMS PROCEDURES

Are my benefits protected?

As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan (other than for a Plan loan), given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

Are there any exceptions to the general rule?

There are two exceptions to this general rule. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy that obligation. The Administrator will determine the validity of any domestic relations order received. You and your beneficiaries can obtain, without charge, a copy of the QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURE from the Administrator.

The second exception applies if you are involved with the Plan's operation. If you are found liable for any action that adversely affects the Plan, the Administrator can offset your benefits by the amount that you are ordered or required by a court to pay the Plan. All or a portion of your benefits may be used to satisfy any such obligation to the Plan.

Can the Plan be amended?

Your Employer has the right to amend the Plan at any time. In no event, however, will any amendment authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of Participants or their beneficiaries. Additionally, no amendment will cause any reduction in the amount credited to your account.

What happens if the Plan is discontinued or terminated?

Although your Employer intends to maintain the Plan indefinitely, your Employer reserves the right to terminate the Plan at any time. Upon termination, no further contributions will be made to the Plan and all amounts credited to your accounts will become 100% vested. Your Employer will direct the distribution of your accounts in a manner permitted by the Plan as soon as practicable. (See the question entitled "How will my benefits be paid to me?" for a further explanation.) You will be notified if the Plan is terminated.

How do I submit a claim for Plan benefits?

Benefits will be paid to you and your beneficiaries without the necessity for formal claims. However, if you think an error has been made in determining your benefits, then you or your beneficiaries may make a request for any Plan benefits to which you believe you are entitled. Any such request should be in writing and should be made to the Administrator.

If the Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions and other information relevant to the payment of the benefit.

What if my benefits are denied?

Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will provide you with a written or electronic notification of the Plan's adverse determination. This written or electronic notification must be provided to you within a reasonable period of time, but not later than 90 days after the receipt of your claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

In the case of a claim for disability benefits, if disability is determined by a physician (rather than relying upon a determination of disability for Social Security purposes), then instead of the above, the Administrator will provide you with written or electronic notification of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies you, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies you, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and you will be afforded at least 45 days within which to provide the specified information.

The Administrator's written or electronic notification of any adverse benefit determination must contain the following information:


         (a)      The specific reason or reasons for the adverse determination.

         (b) Reference to the specific Plan provisions on which the determination is based.

         (c) A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary.

         (d) Appropriate information as to the steps to be taken if you or your beneficiary want to submit your claim for review.

         (e) In the case of disability benefits where disability is determined by a physician:

                  (i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

                  (ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

If your claim has been denied, and you want to submit your claim for review, you must follow the Claims Review Procedure in the next question.

What is the Claims Review Procedure?

Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.


         (a) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS.

         HOWEVER, IF YOUR CLAIM IS FOR DISABILITY BENEFITS AND DISABILITY IS DETERMINED BY A PHYSICIAN, THEN INSTEAD OF THE ABOVE, YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 180 DAYS FOLLOWING RECEIPT OF NOTIFICATION OF AN ADVERSE BENEFIT DETERMINATION.

         (b) You may submit written comments, documents, records, and other information relating to your claim for benefits.

         (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

         (d) You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

         (e) Your claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by you relating to your claim, without regard to whether such information was submitted or considered in the initial benefit determination.

In addition to the Claims Review Procedure above, if your claim is for disability benefits and disability is determined by a physician, then the Claims Review Procedure provides that:


         (a) Your claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

         (b) In deciding an appeal of any adverse benefit determination that is based in whole or part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

         (c) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with your adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

         (d) The health care professional engaged for purposes of a consultation under (b) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

The Administrator will provide you with written or electronic notification of the Plan's benefit determination on review. The Administrator must provide you with notification of this denial within 60 days after the Administrator's receipt of your written claim for review, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if claim relates to disability benefits and disability is determined by a physician, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:

         (a)      The specific reason or reasons for the adverse determination.

         (b) Reference to the specific Plan provisions on which the benefit determination is based.

         (c) A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

         (d) In the case of disability benefits where disability is determined by a physician:

                  (i) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

                  (ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

If you have a claim for benefits which is denied, then you may file suit in a state or Federal court. However, in order to do so, you must file the suit no later than 180 days after the Administrator makes a final determination to deny your claim.

What are my rights as a Plan Participant?

As a Participant in the Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants are entitled to:

         (a) Examine, without charge, at the Administrator's office and at other specified locations, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

         (b) Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Administrator may make a reasonable charge for the copies.

         (c) Receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each Participant with a copy of this summary annual report.

         (d) Obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a pension benefit, the statement will tell you how many years you have to work to earn a right to a pension. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE EVERY TWELVE (12) MONTHS. The Plan must provide this statement free of charge.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. You and your beneficiaries can obtain, without charge, a copy of the qualified domestic relations order ("QDRO") procedures from the Administrator.

If it should happen that the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. The court may order you to pay these costs and fees if you lose or if, for example, it finds your claim is frivolous.

What can I do if I have questions or my rights are violated?

If you have any questions about the Plan, you should contact the Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

                                  ARTICLE XII
                       GENERAL INFORMATION ABOUT THE PLAN

There is certain general information which you may need to know about the Plan. This information has been summarized for you in this Article.

Plan Name

The full name of the Plan is American River Bankshares 401(k) Plan.

Plan Number

Your Employer has assigned Plan Number 002 to your Plan.

Plan Effective Dates

This Plan was originally effective on January 1, 1993. The amended and restated provisions of the Plan become effective on January 1, 2008. However, this restatement was made to conform the Plan to new tax laws and some provisions may be retroactively effective.

Other Plan Information

Valuations of the Plan assets are generally made annually on the last day of the Plan Year and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants' Accounts during the Plan Year. Certain distributions are based on the Anniversary Date of the Plan. This date is the last day of the Plan Year.

The Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January 1 and ends on December 31.

The Plan and Trust will be governed by the laws of California to the extent not governed by federal law.

Benefits provided by the Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to this type of Plan.

Service of legal process may be made upon your Employer. Service of legal process may also be made upon the Trustee or Administrator.

Employer Information

Your Employer's name, address and identification number are:


         American River Bankshares
         3100 Zinfandel Drive, Suite 450
         Rancho Cordova, California 95670
         68-0352144

Plan Administrator Information

The Plan's Administrator is responsible for the day-to-day administration and operation of the Plan. For example, the Administrator maintains the Plan records, including your account information, provides you with the forms you need to complete for Plan participation, and directs the payment of your account at the appropriate time. The Administrator will also allow you to review the formal Plan document and certain other materials related to the Plan. If you have any questions about the Plan or your participation, you should contact the Administrator. The Administrator may designate other parties to perform some duties of the Administrator.

The Administrator has the complete power, in its sole discretion, to determine all questions arising in connection with the administration, interpretation, and application of the Plan (and any related documents and underlying policies). Any such determination by the Administrator is conclusive and binding upon all persons.

The name, address and business telephone number of the Plan's Administrator are:

         American River Bankshares
         3100 Zinfandel Drive, Suite 450
         Rancho Cordova, California 95670
         (916) 851-0123

Plan Trustee Information and Plan Funding Medium

All money that is contributed to the Plan is held in a trust fund. The Trustees are responsible for the safekeeping of the trust fund and must hold and invest Plan assets in a prudent manner and in the best interest of you and your beneficiaries. The trust fund established by the Plan's Trustee(s) will be the funding medium used for the accumulation of assets from which benefits will be distributed. While all the Plan assets are held in a trust fund, the Administrator separately accounts for each Participant's interest in the Plan.

The names and address of the Plan's Trustees are:

         David T. Taber
         Mitchell A. Derenzo
         3100 Zinfandel Drive, Suite 450
         Rancho Cordova, California 95670

The Trustees shall collectively be referred to as Trustee throughout this Summary Plan Description.

                                    APPENDIX
                            PLAN EXPENSE ALLOCATIONS

The Plan will assess against an individual Participant's account the following Plan expenses which are incurred by, or are attributable to, a particular Participant based on use of a particular Plan feature, listed by type and the amount charged (check all that apply, and fill in the charge or method of determining the charge). All fees are subject to change.


[X] Distribution following termination. Distribution of account upon termination of employment, including preparation of required notices and elections, distribution check or transfer of funds by direct rollover, as appropriate, and tax reporting forms.
         Amount: $ 50 (paid by American River Bankshares)

[X] Administrative processing fee to eliminate certain small account distributions. If the Participant's account is distributable (for example, upon termination of employment) and the distribution process fee equals or exceeds the Participant's account balance, the Plan will charge the processing fee against the vested account balance, resulting in the elimination of the account balance without any distribution to the Participant.

[X] Participant loan. Participant loan application fee (includes processing and document preparation) and annual maintenance fee.

         Amount of application fee: $ 75

         Amount of annual maintenance fee: $ 0


[X] QDRO. Qualified domestic relations order ("QDRO") review and processing, including notices to parties and preparation of QDRO distribution check. In addition to the amount indicated below, the Plan will charge the Participant's account for actual legal expenses and costs if the Plan consults with legal counsel regarding the qualified status of the order.
         Amount: $ 150/per hour

[X] Hardship distribution. Hardship distribution, including application processing and preparation of required notices, elections and distribution check.
         Amount: $ 50

[X] In-service distribution. Non-hardship in-service distribution, including application processing and preparation of required notices, elections and distribution check.
         Amount: $ 50

[X] RMD. Required minimum distributions, including annual calculation of required minimum distribution and preparation of required notices, elections and distribution check.
         Amount: $ 50

Note: The Plan will charge on a pro rata basis to all Participants all other plan related expenses (not described above) that the Plan pays.

                                    APPENDIX
                           ROLLOVERS FROM OTHER PLANS

The Plan will accept Participant rollover contributions and/or direct rollovers of distributions from the types of plans specified below:

Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from:


[X] a qualified plan described in section 401(a) of the Internal Revenue Code (including a 401(k) plan, profit sharing plan, defined benefit plan, stock bonus plan and money purchase plan), excluding after-tax employee contributions.

[ ] a qualified plan described in section 401(a) of the Internal Revenue Code (including a 401(k) plan, profit sharing plan, defined benefit plan, stock bonus plan and money purchase plan), including after-tax employee contributions.

[X] a qualified plan described in section 403(a) of the Internal Revenue Code (an annuity plan), excluding after-tax employee contributions.

[ ] a qualified plan described in section 403(a) of the Internal Revenue Code (an annuity plan), including after-tax employee contributions.


[X] an annuity contract described in section 403(b) of the Internal Revenue Code (a tax-sheltered annuity), excluding after-tax employee contributions.

[ ] an annuity contract described in section 403(b) of the Internal Revenue Code (a tax-sheltered annuity), including after-tax employee contributions.

[ ]      a Roth elective deferral account under a qualified plan described in section 401(a) of the Internal Revenue Code (a 401(k) plan).

[ ]      a Roth elective deferral account under an annuity contract described in section 403(b) of the Internal Revenue Code (a tax-sheltered annuity).

[X] an eligible plan under IRC ss.457(b) which is maintained by a governmental employer (governmental 457 plan).

Participant Rollover Contributions from Other Plans. The Plan will accept a Participant contribution of an eligible rollover distribution:
(Check each that applies or none.)


[X] a qualified plan described in section 401(a) of the Internal Revenue Code (including a 401(k) plan, profit sharing plan, defined benefit plan, stock bonus plan and money purchase plan).

[X] a qualified plan described in section 403(a) of the Internal Revenue Code (an annuity plan).

[X] an annuity contract described in section 403(b) of the Internal Revenue Code (a tax-sheltered annuity).

[X] an eligible plan under IRC ss.457(b) which is maintained by a governmental employer (governmental 457 plan).

Participant Rollover Contributions from IRAs:


[X] The Plan will accept a Participant rollover contribution of the portion of a distribution from a traditional IRA that is eligible to be rolled over and would otherwise be includible in gross income. Rollovers from Roth IRAs or a Coverdell Education Savings Account (formerly known as an Education IRA) are not permitted because they are not traditional IRAs. A rollover from a SIMPLE IRA is allowed if the amounts are rolled over after the Participant has been in the SIMPLE IRA for at least two years.

                      AMERICAN RIVER BANKSHARES 401(K) PLAN
                     COMMON QUESTIONS ABOUT OUR 401(k) PLAN

                                  Introduction

The following questions and answers highlight some of the important parts of our Plan. Remember, these are only highlights. The Summary Plan Description ("SPD") describes the Plan in much greater detail. If you have any questions about these highlights, the SPD, or the Plan, you should ask the Plan Administrator.

Q.   Why is your Employer sponsoring a 401(k) Plan?

A. Your Employer is sponsoring this Plan so that you may save for retirement. This Plan is a type of qualified retirement plan commonly referred to as a 401(k) Plan. As a Participant under the Plan, you may elect to contribute a portion of your compensation to the Plan. In addition, your Employer may make contributions to the Plan on your behalf.

Q.   How do I participate in the Plan?

A. Provided you are not an Excluded Employee, you may begin participating under the Plan once you have satisfied the eligibility requirements and reached your "Entry Date." The following describes the eligibility requirements and Entry Date that apply.

     Salary Deferrals and Safe Harbor Contributions

     Excluded Employees. If you are a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan for purposes of salary deferrals and safe harbor contributions. The Excluded Employees are:


         o union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

         o certain nonresident aliens who have no earned income from sources within the United States

         o        leased employees

     Eligibility Conditions. You will be eligible to participate for purposes of salary deferrals and safe harbor contributions on your date of hire. However, you will actually enter the Plan once you reach the Entry Date as described below.

     Entry Date. For purposes of salary deferrals, your Entry Date will be semi-monthly.

     Matching Contributions

     Excluded Employees. If you are a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan for purposes of matching contributions. The Excluded Employees are:

         o union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

         o certain nonresident aliens who have no earned income from sources within the United States

         o        leased employees

     Eligibility Conditions. You will be eligible to participate for purposes of matching contributions on your date of hire. However, you will actually enter the Plan once you reach the Entry Date as described below.

     Entry Date. For purposes of matching contributions, your Entry Date will be semi-monthly.

     Profit Sharing Contributions

     Excluded Employees. If you are a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan for purposes of profit sharing contributions. The Excluded Employees are:

         o union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

         o certain nonresident aliens who have no earned income from sources within the United States

         o        leased employees

     Eligibility Conditions. You will be eligible to participate for purposes of profit sharing contributions on your date of hire. However, you will actually enter the Plan once you reach the Entry Date as described below.

     Entry Date. For purposes of profit sharing contributions, your Entry Date will be semi-monthly.

Q.   What are salary deferrals and how do I contribute them to the Plan?

A. Salary Deferrals. As a Participant under the Plan, you may elect to reduce your compensation by a specific percentage or dollar amount and have that amount contributed to the Plan on a pre-tax basis as a salary deferral. Your taxable income is reduced by the deferral contribution so you pay less in federal income taxes. Later, when the Plan distributes the deferrals and earnings, you will pay the taxes on those deferrals and the earnings. Therefore, federal income taxes on the deferral contributions and on the earnings are only postponed. Eventually, you will have to pay taxes on these amounts. However, the amount you defer is counted as compensation for Social Security taxes.

     You may receive additional amounts from your Employer if you do contribute.

Q.   When will I receive payments from the Plan?

A. The Plan is designed to encourage you to stay with the Employer until retirement. Payment will generally occur at your Normal Retirement Date, unless you postpone your actual retirement. Your Normal Retirement Date is the first day of the month coinciding with or next following your Normal Retirement Age. You will attain your Normal Retirement Age when you reach your 65th birthday, or your 5th anniversary of joining the Plan, if later.

Q.   How much will I be paid when I retire?

A. The amount you are paid when you retire will be based upon the amount of money your Employer has put into the Plan for you (including your salary deferrals), plus or minus any earnings or losses. You should review the
     Article in the SPD entitled "Employer Contributions" for an explanation of how your Employer makes contributions to the Plan and how they are shared by eligible employees.

Q.   How will payments be made when I retire?

A. If your vested account balance does not exceed $5,000, then your vested account balance may only be distributed to you in a single lump-sum payment. In determining whether your vested account balance exceeds the $5,000 dollar threshold, "rollovers" (and any earnings allocable to "rollover" contributions) will not be taken into account.

     In addition, if your vested account balance exceeds $1,000, you must consent to any distribution before it may be made. If your vested account balance exceeds $5,000, you may elect to receive a distribution of your vested account balance in:

         o        a single lump-sum payment

         o        partial withdrawals of at least $1,000

     You should review the Article in the SPD entitled "Benefits and Distributions Upon Termination of Employment" for a further explanation of the rules associated with the payment of benefits.

Q.   What if I stop working before I retire?

A. 100% vested contributions. You are always 100% vested (which means that you are entitled to all of the amounts) in your accounts attributable to the following contributions:

         o        salary deferrals including catch-up contributions

         o        rollover contributions

         o        safe harbor contributions

     Vesting schedules. Your "vested percentage" for certain Employer contributions is based on vesting Years of Service. This means at the time you stop working, your account balance (attributable to contributions subject to a vesting schedule) is multiplied by your vested percentage. The result, when added to the amounts that are always 100% vested as shown above, is your vested interest in the Plan, which is what you will actually receive from the Plan. You will always, however, be 100% vested if you are employed on or after your Normal Retirement Age, or if you die or become disabled while employed by your Employer.

     Your "vested percentage" in your account attributable to profit sharing contributions is determined under the following schedule.

                                Vesting Schedule
                          Profit Sharing Contributions

                      Years of Service          Percentage
                             1                      20%
                             2                      40%
                             3                      60%
                             4                      80%
                             5                     100%

     Your "vested percentage" in your account attributable to matching contributions is determined under the following schedule.

                                Vesting Schedule
                             Matching Contributions

                      Years of Service          Percentage
                             1                      20%
                             2                      40%
                             3                      60%
                             4                      80%
                             5                     100%

Q.   If I stop working before retirement, when will my vested amount be paid?

A. If your employment terminates for reasons other than death, disability, or normal retirement, you will be entitled to receive only the "vested percentage" of your account balance.

     You may elect to have your vested account balance distributed to you as soon as administratively feasible following your termination of employment. (See the question entitled "How will my benefits be paid to me?" for additional information.)

Q.   What if I die before I retire?

A. Your beneficiary will be entitled to 100% of your interest in the Plan upon your death. If you are single, you may name anyone you like to be your beneficiary. If you are married, your spouse is your beneficiary with respect to 100% of your death benefit unless you and your spouse name someone else as your beneficiary. You should review the question entitled "Who is the beneficiary of my death benefit?" in the Article entitled "Benefits and Distributions Upon Death".

Q.   Can I withdraw money from the Plan while I'm still working?

A. Generally you may receive a distribution from the Plan prior to your termination of employment provided you satisfy any of the following conditions:

         o        you have attained age 59 1/2.

     This distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement.

     In certain instances you may also receive an in-service distribution if you incur a financial hardship. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement.

     There are various rules and restrictions regarding withdrawing money from your accounts in the Plan while you are still employed. Please review the SPD for more information on these rules and restrictions.

NOTE: THESE QUESTIONS AND ANSWERS ARE NOT MEANT TO BE A SUBSTITUTE FOR A THOROUGH READING OF THE SUMMARY PLAN DESCRIPTION. THE PROVISIONS OF THE 401(k) PLAN ARE VERY COMPLEX. IT IS NOT POSSIBLE TO FULLY EXPLAIN ALL ASPECTS OF THE PLAN IN THESE SHORT QUESTIONS AND ANSWERS. YOU SHOULD ALWAYS CONSULT THE SUMMARY PLAN DESCRIPTION IF YOU HAVE ANY QUESTIONS ABOUT THE PLAN. IF, AFTER READING THE SUMMARY PLAN DESCRIPTION, YOU STILL HAVE QUESTIONS, YOU SHOULD CONTACT THE PLAN ADMINISTRATOR.